Exhibit 99.1

Full Circle Capital Provides Update on Fourth Quarter 2014

Portfolio Activity

Fourth Quarter Investments totaled $44.2 million

RYE BROOK, NY, July 10, 2014 – Full Circle Capital Corporation (NASDAQ:FULL) (“Full Circle Capital”) today released an update of its investment portfolio activity for the fourth fiscal quarter of 2014 ended June 30, 2014. For the fourth fiscal quarter, Full Circle Capital invested approximately $44.2 million, including new loan originations to 5 new portfolio companies totaling $35.3 million and follow on investments in existing portfolio companies totaling approximately $8.9 million.  For the full year ended June 30, 2014, portfolio origination activity totaled $92 million consisting of loans to 14 new portfolio companies and expanded investments in certain existing portfolio companies.

John Stuart, Full Circle Capital’s Chairman and Co-Chief Executive Officer, stated, "Since our fourth quarter and full year results won’t be published until early September, we wanted to update Full Circle Capital’s stockholders on our fiscal 2014 fourth quarter portfolio activity, which reached the highest level of portfolio investment since our initial public offering in 2010 and included record new origination activity. However, since most of these fourth quarter transactions closed late in the quarter, Full Circle will not realize the full benefit of the additional investment income until the first fiscal quarter of 2015.

“We are pleased to announce new origination activity has continued at robust levels and believe that the current rate of portfolio growth is a direct result of the important additions we made to our investment team during fiscal 2014 that have greatly expanded our breadth of opportunities. We look forward to providing additional details on our fourth quarter and full fiscal year performance when we report results in early September."

Gregg J. Felton, Full Circle Capital’s President and Co-Chief Executive Officer, stated, “Despite competitive market conditions, Full Circle Capital has been able to increase its asset production relative to prior quarters through additional channels of deal sourcing across a broad set of industries and to enhance our overall portfolio diversification. While there tends to be less activity in the summer months, we expect to continue to access attractive investment opportunities and are enthusiastic about our forward pipeline as we enter fiscal 2015.”

Investment Portfolio Activity

During the fourth quarter of 2014, Full Circle Capital completed portfolio investments totaling approximately $44.2 million, including investments in 5 new portfolio companies totaling $35.3 million and follow on investments in existing portfolio companies totaling approximately $8.9 million. There were no full realizations of portfolio investments during the quarter. These new portfolio investments represent first lien secured debt investments one second lien secured debt investment.  The five new portfolio companies include companies operating in Real Estate Services, Cable TV Channels, Wireless Telecommunications, Biopharmaceuticals and Financial Services sectors.

On an aggregate basis, for the full year ended June 30, 2014 Full Circle Capital completed portfolio investments totaling approximately $92 million, including investments in 14 new portfolio companies totaling $80.8 million and follow on investments in existing portfolio companies totaling approximately $11.0 million. During this period Full Circle Capital also fully exited investments in 6 companies totaling $27.2 million in realizations.

Equity Offering

During the fourth quarter of 2014, Full Circle Capital closed a second registered direct common stock offering, receiving gross proceeds of $10 million. This offering was accretive to Full Circle Capital’s book value as it was priced at a 2.8% premium to our last reported NAV of $7.20 per share.

About Full Circle Capital

Full Circle Capital Corporation (Nasdaq: FULL) is a Rye Brook, New York based closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. Full Circle Capital lends to and invests in senior secured loans and, to a lesser extent, mezzanine loans and equity securities issued by smaller and lower middle-market companies that operate in a diverse range of industries. Full Circle Capital’s investment objective is to generate both current income and capital appreciation through debt and equity investments. For additional information visit the company’s website, www.fccapital.com.

Forward-Looking Statements

This press release contains forward-looking statements which relate to future events or Full Circle Capital's future performance or financial condition. Any statements that are not statements of historical fact (including statements containing the words "believes," "plans," "anticipates," "expects," "estimates" and similar expressions) should also be considered to be forward-looking statements. These forward-looking statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in Full Circle Capital's filings with the Securities and Exchange Commission. Full Circle Capital undertakes no duty to update any forward-looking statements made herein.

Company Contacts:	Investor Relations Contacts:
John Stuart, Co-Chief Executive Officer	Stephanie Prince
Gregg J. Felton, Co-Chief Executive Officer	Jody Burfening
Full Circle Capital Corporation	Lippert/Heilshorn & Associates
914-220-6300	212-838-3777
info@fccapital.com	sprince@lhai.com

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